Exhibit 5.27

CONSENT O. LEUANGTHONG

The undersigned hereby consents to the use of their report entitled “Technical Report on the Rosebel Gold Mine, Suriname” with an effective date of December 31, 2021, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

By:	/s/ Oy Leuangthong
Oy Leuangthong, P. Eng.
Corporate Consultant (Geostatistics)
SRK Consulting (Canada) Inc.

Dated: September 1, 2022